Exhibit 99.1

FOR IMMEDIATE RELEASE

Ann Taylor Increases Expectations for the Fourth Quarter of 2009

Fourth Quarter 2009 Results Expected to Substantially Exceed Fourth Quarter 2008

New York, NY, February 2, 2010 – Ann Taylor Stores Corporation (NYSE: ANN) today announced that, based upon stronger than anticipated fourth quarter sales and a gross margin rate that was slightly higher than previously anticipated, the Company expects to report bottom-line performance for the fiscal fourth quarter of 2009 that will exceed expectations and be substantially higher than the fourth quarter of 2008.

Based on preliminary fourth quarter results, the Company provided an update to its November 2009 outlook, as follows:

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Total Company net sales for the fiscal fourth quarter of 2009 are expected to approach $470 million, as compared to the Company’s prior outlook for sales to decline slightly from the $462.4 million reported in the third quarter of 2009.

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Comparable store sales for the fourth quarter of 2009 are expected to be approximately flat. By division, comparable store sales at Ann Taylor are now expected to be down approximately 7%, ahead of the previous outlook for comparable store sales to be down in the low-to-mid teens. At LOFT, comparable store sales are expected to increase by approximately 2%, which reflects the upper end of the Company’s previously anticipated range.

•	Gross margin rate is expected to approach 52%, which is higher than the Company’s previous outlook and significantly stronger than the 35.7% gross margin rate reported in the fourth quarter of 2008.

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Selling, general and administrative expenses are expected to be in line with the Company’s earlier projection of approximately $245 million for the quarter, as compared to the $265 million of selling, general and administrative expenses reported in the fourth quarter of 2008.

Kay Krill, President and Chief Executive Officer, said, “Our fourth quarter performance exceeded our earlier expectations, and I am especially pleased that much of the upside was a result of improved product assortments at both brands. Overall, our top-line improvement and healthy gross margin performance also reflected the success of our planned promotional strategy and the benefit of our clean inventory position. Moreover, recent sales trends at Ann Taylor give us further confidence that the evolution of this brand is on the right track, while LOFT continues to successfully deliver on its offering of high quality, casual fashion at great value for our clients.

“Looking ahead, we are entering the Spring 2010 season with positive sales momentum at both brands driven by compelling merchandise and inventory that is positioned to support comparable store sales growth. We remain committed to maintaining our disciplined approach to inventory management with a focus on growing the top-line as well as delivering healthy gross margin performance throughout the year,” Ms. Krill said.

Fiscal Fourth Quarter and Year-End 2009 Conference Call Information

AnnTaylor Stores Corporation (NYSE: ANN) will release its fiscal fourth quarter and full-year 2009 results on Friday, March 12, 2010. Results will be released over PR Newswire at approximately 8:00 A.M. Eastern Time. The Company will also host a live conference call and simultaneous audio webcast from 8:30 A.M. to 9:30 A.M. Eastern Time which will include comments from management and a question and answer session.

Parties interested in participating in this call should dial in at 877-755-8410 five minutes prior to the start time. The conference access code is 51112246. A recording of the call will be available from March 12 through March 19. To hear the recording, please call 800-642-1687. The conference access code is 51112246.

About Ann Taylor

Ann Taylor Stores Corporation is one of the leading women’s specialty retailers for fashionable clothing in the United States, operating 905 Ann Taylor, LOFT, Ann Taylor Factory, and LOFT Outlet stores in 46 states, the District of Columbia and Puerto Rico as of January 30, 2010, as well as online at AnnTaylor.com and LOFTonline.com. Visit AnnTaylorStoresCorp.com for more information (NYSE: ANN).

Investor Contact:	Press Contact:
Judith Pirro	Catherine Fisher
Vice President, Investor Relations	Vice President, Corporate Communications
Ann Taylor Stores Corporation	Ann Taylor Stores Corporation
212-541-3300 ext. 3598	212-541-3300 ext. 2199

FORWARD-LOOKING STATEMENTS

Certain statements in this press release are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements may use the words “expect”, “anticipate”, “plan”, “intend”, “project”, “may”, “believe” and similar expressions. Forward-looking statements also include representations of the expectations or beliefs of the Company concerning future events that involve risks and uncertainties, including:

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the Company’s ability to achieve the results of its restructuring program, including the risk that the benefits expected from the restructuring program will not be achieved or may take longer to achieve than expected;

•	changes in management’s assumptions and projections concerning costs and timing in execution of the restructuring program;

•	general economic conditions and the current financial crisis, including the effect on the Company’s liquidity and capital resources, and a downturn in the retail industry;

•	the behavior of financial markets, including fluctuations in interest rates and the value of the U.S. dollar against foreign currencies, or restrictions on the transfer of funds;

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continuation of lowered levels of consumer spending, changes in levels of store traffic, lowered levels of consumer confidence and higher levels of unemployment resulting from the worldwide economic downturn;

•	the commercial and consumer credit environment;

•	continued volatility and further deterioration of the capital markets;

•	fluctuation in the Company’s level of sales and earnings growth and stock price;

•	the Company’s ability to realize deferred tax assets and the effect of external economic factors on the Company’s future funding obligations for its defined benefit pension plan;

•	competitive influences and decline in the demand for merchandise offered by the Company, and the Company’s ability to manage inventory levels;

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the Company’s ability to manage the profitability of its existing stores, effectively renew or re-negotiate the terms of existing store leases, or locate new store sites or negotiate favorable lease terms for additional stores;

•	risks associated with the bankruptcy or significant deterioration of one or more of our major national retail landlords;

•	the Company’s ability to predict accurately client fashion preferences;

•	effectiveness of the Company’s brand awareness and marketing programs, and its ability to maintain the value of its brands;

•	the Company’s ability to successfully execute brand extensions and new concepts;

•	the Company’s ability to secure and protect trademarks and other intellectual property rights in the United States and/or foreign countries;

•	risks associated with the performance and operations of the Company’s Internet operations;

•	a significant change in the regulatory environment applicable to the Company’s business and the Company’s ability to comply with legal and regulatory requirements;

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risks associated with the possible inability of the Company, particularly through its sourcing and logistics functions, to operate within production and delivery constraints and the Company’s dependence on a single distribution facility;

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the uncertainties of sourcing associated with the current quota environment, including changes in sourcing patterns resulting from legislation relating to import quotas, the imposition of duties or other possible trade law or import restrictions;

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risks associated with the Company’s reliance on foreign sources of production, including financial or political instability in any of the countries in which the Company’s goods are manufactured and supplier inability to obtain adequate credit or access to liquidity to finance operations;

•	risks associated with a failure by independent manufacturers to comply with the Company’s quality, product safety and social practices requirements;

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the potential impact of natural disasters and public health concerns, including severe infectious diseases, particularly on the Company’s foreign sourcing offices and manufacturing operations of the Company’s vendors;

•	acts of war or terrorism in the United States or worldwide;

•	work stoppages, slowdowns or strikes;

•	the Company’s ability to hire, retain and train key personnel;

•	the Company’s ability to successfully upgrade and maintain its information systems, including adequate system security controls; and

•	the Company’s ability to continue operations in accordance with its business continuity plan in the event of an interruption.

Further description of these risks and uncertainties and other important factors are set forth in the Company’s latest Annual Report on Form 10-K, including but not limited to Item 1A – Risk Factors and Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations therein, and in the Company’s other filings with the SEC. Although these forward-looking statements reflect the Company’s current expectations concerning future events, actual results may differ materially from current expectations or historical results. The Company does not assume any obligation to publicly update or revise any forward-looking statements at any time for any reason.